UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020 (September 28, 2020)

OWL ROCK CAPITAL CORPORATION III

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01345	84-4493477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange
None	None	None

Item 1.01 – Entry into a Material Definitive Agreement

On September 28, 2020, Owl Rock Capital Corporation III (the “Company”) entered into an agreement with City National Bank (“City National”) pursuant to which City National agreed to provide a commitment through the accordion feature in the Company’s subscription credit facility, dated August 12, 2020 (the “Facility”), increasing the aggregate commitments under the Facility from $350 million to $400 million. The Facility continues to include the accordion feature, which would allow the Company, under certain circumstances, to increase the size of the Facility further to a maximum of $1 billion. There were no other amendments to the terms of the Facility.

The foregoing description is only a summary of certain of the provisions of the Facility and is qualified by its entirety by the underlying agreement, which was filed on August 17, 2020 as an exhibit to the Company’s Current Report on Form 8-K.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owl Rock Capital Corporation III

September 30, 2020	By:	/s/ Bryan Cole
		Name:	Bryan Cole
		Title:	Chief Financial Officer